Exhibit 5.1

2000 PENNSYLVANIA AVE., NW WASHINGTON, D.C. 20006-1888 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SACRAMENTO, SAN DIEGO,

DENVER, NORTHERN VIRGINIA,

WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,

BEIJING, SHANGHAI, HONG KONG,

SINGAPORE

January 23, 2013

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, NY 10006

Re:	The NASDAQ OMX Group, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), which may be senior or subordinated, which may be guaranteed by certain of the Company’s subsidiaries (“Guarantees of Debt Securities”) and which may be convertible into Common Stock or Preferred Stock, (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) fractional shares of the Company’s Preferred Stock or Common Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), (vi) purchase contracts obligating the Company to buy or sell Common Stock, Preferred Stock or Depositary Shares from or to the holder (the “Purchase Contracts”), (vii) units consisting of a combination of two or more of the above securities (“Units”, and together with Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares and Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued from time to time pursuant to either (i) the Indenture (the “Indenture”), proposed to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement.

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Two

The Guarantees of the Debt Securities are to be issued from time to time pursuant to one or more guarantees or guarantee agreements to be entered into between the Company and one or more guarantors to be identified therein, which may include certain of the Company’s subsidiaries (each a “Guarantee Agreement”).

The Warrants are to be issued from time to time pursuant to (i) one or more indentures to be entered into between the Company and a trustee named therein (each, a “Warrant Indenture”) or (ii) one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

The Receipts are to be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into by the Company and a bank or trust company named therein.

The Purchase Contracts are to be issued from time to time pursuant to one or more purchase contract agreements or governing instruments or other agreements (each, a “Purchase Contract Agreement”) to be entered into by the Company and one or more institutions, as purchase contract agent (each, a “Purchase Contract Agent”), each to be identified in the applicable Purchase Contract Agreement, on behalf of the holders from time to time of the Purchase Contracts.

The Units are to be issued from time to time pursuant to one or more unit agreements (the “Units”) proposed to be entered into by the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, including the Indenture. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)	the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Three

(ii)	limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)	our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the Registration Statement has become effective under the Securities Act, with respect to shares of Common Stock, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Restated Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When the Registration Statement has become effective under the Securities Act, with respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Determination for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Determination with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of the Preferred Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the Registration Statement has become effective under the Securities Act, when the terms of the Debt Securities to be issued under the applicable Indenture and of their

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Four

issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

4. When the Registration Statement has become effective under the Securities Act, when the guarantee and related agreements under which the Guarantees of Debt Securities are to be issued, have been duly executed and delivered, when the terms of the Guarantees of Debt Securities and of their issuance have been duly established in conformity with the guarantee and related agreements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Guarantees of Debt Securities have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, and issued and sold by the Company as contemplated in the Registration Statement, the Guarantees of Debt Securities will constitute valid and legally binding obligations of the Company. The Guarantees of Debt Securities covered by the opinion in this paragraph include any Guarantees of Debt Securities that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

5. When the Registration Statement has become effective under the Securities Act, when the terms of the Warrants to be issued under the applicable Warrant Indenture or Warrant Agreement and of their issuance and sale have been duly established in conformity with the applicable Warrant Indenture or Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Indenture or Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Five

6. When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Purchase Contract Agreement or governing instruments or other agreements under which certain of the Purchase Contracts are to be issued have been duly established and the applicable Purchase Contract Agreement has been duly executed and delivered, when the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and when such Purchase Contracts have been duly executed and authenticated in accordance the applicable Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts of the Company that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

7. When the Registration Statement has become effective under the Act, when the terms of the Deposit Agreements under which the Depositary Shares are to be issued have been duly established and such Deposit Agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement, when the Preferred Stock or the Common Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and when the Receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock or the Common Stock in accordance with the applicable Deposit Agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable Deposit Agreements. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

8. When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Unit Agreement under which certain of the Units of the Company are to be issued have been duly established and the applicable Unit Agreement has been duly executed and delivered, when the terms of such Units and of their issuance and

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Six

sale have been duly established in conformity with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof that have been filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement (the “Prospectus”), (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Securities and has authorized, executed and delivered or will authorize, execute and deliver the applicable Senior Indenture, Subordinated Indenture, Guarantee Agreement, Warrant Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement and any other document contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations

The NASDAQ OMX Group, Inc.

January 23, 2013

Page Seven

of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP